Exhibit 10.9

ESTERLINE TECHNOLOGIES CORPORATION

AMENDED AND RESTATED 2002 EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated Effective November 22, 2016)

SECTION 1. PURPOSE

The purposes of the Esterline Technologies Corporation Amended and Restated 2002 Employee Stock Purchase Plan (the “Plan”) are: (a) to assist employees of Esterline Technologies Corporation, a Delaware corporation (the “Company”), and its Designated Companies (as defined in Section 2) in acquiring a stock ownership interest in the Company pursuant to an employee stock purchase plan; (b) to encourage employees to work in the best interests of Company stockholders; (c) to support recruitment and retention of qualified employees; and (d) to provide employees an advantageous means of accumulating long-term investments.

The Plan includes two components: a Code Section 423 Component and a Non-423 Component. The Code Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended, but the Company makes no representation of such status or undertaking to maintain such status. The Plan shall govern the terms and conditions of grants made under both the Code Section 423 Component and the Non-423 Component. Except as otherwise indicated, the Non-423 Component will operate and be administered in the same manner as the Code Section 423 Component.

SECTION 2. DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

“Affiliate” has the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

“Beneficial Owner” has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Code Section 423 Component” means the component of the Plan that is intended to meet the requirements set forth in Section 423(b) of the Code, as amended, to qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Code Section 423 Component shall be construed, administered and enforced in accordance with Section 423(b) of the Code, so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.

“Committee” means the Company’s Compensation Committee or any other Board committee appointed by the Board to administer the Plan.

“Common Stock” means the common stock, par value $.20 per share, of the Company.

“Company” means Esterline Technologies Corporation, a Delaware corporation.

“Company Transaction” means consummation of either of the following events:

(a)

consummation of a merger or consolidation of the Company or any direct or indirect Subsidiary Corporation of the Company with or into any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate, at least 70% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its

Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(b)

consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 70% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

“Contributions” means the payroll deductions (to the extent permitted under applicable law) and other additional payments that the Company may allow to be made by a Participant to fund the exercise of Options granted pursuant to the Plan if payroll deductions are not permitted under applicable law.

“Designated Company” means (a) any domestic Subsidiary Corporation or (b) any non-domestic Subsidiary Corporation, a Parent Corporation or Affiliate designated as such by the Board or the Committee.

“Eligible Compensation” means, unless the Plan Administrator establishes otherwise for a future Offering, gross earnings, including pay in lieu of vacation and sick leave, but shall not include reimbursements or other expense allowances, cash and non-cash fringe benefits, moving expenses or welfare benefits, whether or not reported as income to the Participant, or severance benefits paid upon termination of employment, whether paid on or after a Participant’s date of termination of employment. The Plan Administrator, in its sole discretion, shall determine the earnings which constitute Eligible Compensation for Eligible Employees outside of the U.S. in consideration of applicable law.

“Eligible Employee” means any employee of the Company or a Designated Company who is in the employ of the Company or any Designated Company on one or more Offering Dates and who meets the following criteria:

(a)

the employee, together with any other person whose stock ownership would be attributable to such employee, does not, immediately after the Option is granted, own stock or hold options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of a Parent Corporation or Subsidiary Corporation;

(b)

the employee’s customary employment is for 20 hours or more per week or any lesser number of hours established by the Plan Administrator for a future Offering or for the purposes of any Offering under the Non-423 Component;

(c)

the employee has been employed for a minimum of one year as of an Offering Date or any lesser or greater minimum employment period not to exceed two years that is established by the Plan Administrator for a future Offering; and

(d)	if established by the Plan Administrator for a future Offering, the employee customarily works a certain minimum number of months per year, such number of months not to exceed five months per year.

With respect to the Code Section 423 Component, only employees of the Company, a Parent Corporation or Subsidiary Corporation shall be considered “Eligible Employees.” Further with respect to the Code Section 423

Component, if the Company permits any employee of a Designated Company to participate in the Plan, then all employees of that Designated Company who meet the requirements of this paragraph shall also be considered Eligible Employees.

With respect to the Non-423 Component or separate Offerings under the Code Section 423 Component, the determination of who is an “Eligible Employee” must comply with the terms set forth under the Plan but do not have to be the same as the ones set forth for other Offerings made under the Code Section 423 Component. In addition, for Offerings under the Non-423 Component of the Plan or separate Offerings under the Code Section 423 Component, the Plan Administrator can limit eligibility further within Designated Companies in the case of a Non-423 Component or limit eligibility further within an Offering in the case of a separate Offering under the Code Section 423 Component so as to only designate some employees of a Designated Company as Eligible Employees.

“Enrollment Period” has the meaning set forth in Section 7.1.

“ESPP Broker” has the meaning set forth in Section 10.1.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” shall be as established in good faith by the Plan Administrator or if the Common Stock is publicly traded, the closing sale price of the Common Stock on the Offering Date or the Purchase Date, as

applicable, during regular session trading on the New York Stock Exchange, unless the Plan Administrator determines otherwise for a future Offering. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

“Human Resources Department” means the human resources department or such other department or individual authorized by the Plan Administrator to perform certain ministerial duties under the Plan.

“Non-423 Component” means a component of the Plan that is not intended to meet the requirements set forth in Section 423(b) of the Code, as amended. Options may be granted under the Non-423 Component pursuant to rules, procedures or sub-plans adopted by the Plan Administrator that are designed to achieve tax, securities laws or other objectives for Eligible Employees and/or the Company.

“Offering” has the meaning set forth in Section 5.1.

“Offering Date” means the first day of an Offering.

“Option” means an option granted under the Plan to an Eligible Employee to purchase shares of Common Stock.

“Parent Corporation” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company, if, at the time of the granting of the Option, each of the corporations, other than the Company, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means any Eligible Employee who has elected to participate in an Offering in accordance with the procedures set forth in Section 7 and who has not withdrawn from the Plan or whose participation in the Plan is not otherwise terminated.

“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (a) the Company, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (c) an underwriter temporarily holding securities pursuant to an offering of such securities or (d) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

“Plan” means the Esterline Technologies Corporation Amended and Restated 2002 Employee Stock Purchase Plan, as may be further amended from time to time, which includes a Code Section 423 Component and a Non-423 Component.

“Plan Administrator” has the meaning set forth in Section 3.1.

“Purchase Date” means the last day of each Offering or Purchase Period.

“Purchase Period” has the meaning set forth in Section 5.2.

“Purchase Price” has the meaning set forth in Section 6.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Subscription” has the meaning set forth in Section 7.1.

“Subsidiary Corporation” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company, if, at the time of the granting of the Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Successor Company” has the meaning set forth in Section 19.3.

SECTION 3. ADMINISTRATION

3.1	Plan Administrator

The Plan shall be administered by the Board and/or the Committee or, if and to the extent the Board or the Committee designates one or more executive officers of the Company to administer the Plan, by such executive officer(s) (each, the “Plan Administrator”). Any decisions made by the Plan Administrator with respect to the Code Section 423 Component of the Plan shall be applicable equally to all Eligible Employees participating in the Code Section 423 Component of the Plan.

3.2	Administration and Interpretation by the Plan Administrator

Subject to the provisions of the Plan, the Plan Administrator shall have the authority, in its sole discretion, to determine all matters relating to Options granted under the Plan, including all terms, conditions, restrictions and limitations of Options; provided, however, that all Participants granted Options pursuant to the Code Section 423 Component of the Plan shall have the same rights and privileges within the meaning of Code Section 423. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan’s administration and determine which Designated Companies shall participate in the Non-423 Component and which shall participate in the Code Section 423 Component. The Plan Administrator’s interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, unless reserved to the Board or the Committee, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate ministerial duties to such of the Company’s other officers or employees as the Plan Administrator so determines.

SECTION 4. STOCK SUBJECT TO PLAN

Subject to adjustment from time to time as provided in Section 19.1, the maximum number of shares of Common Stock that shall be available for issuance under the Plan shall be 1,500,000 shares. Shares issued under the Plan shall be drawn from authorized and unissued shares or from shares subsequently acquired by the Company as treasury shares. Any shares of Common Stock subject to an Option that cease to be subject to the Option (other than by reason of exercise of the Option), including, without limitation, in connection with the cancellation or termination of an Option, shall again be available for issuance in connection with future grants of Options under the Plan. Up to the full maximum number of shares of Common Stock authorized in this Section 4 may be issued under the Code Section 423 Component of the Plan.

SECTION 5. OFFERING DATES

5.1	Offerings

(a)

Except as otherwise set forth below, the Plan shall be implemented by a series of Offerings that each last six months (each, an “Offering”), such Offerings to commence on June 16 and December 16 of each year and to end on the next December 15 and June 15, respectively.

(b)

Notwithstanding the foregoing, the Plan Administrator may establish (i) a different term for one or more future Offerings and (ii) different commencing and ending dates for such Offerings; provided, however, that an Offering may not exceed five years; and provided, further, that if the Purchase Price may be less than 85% of the Fair Market Value of the Common Stock on the Purchase Date, the Offering may not exceed 27 months.

(c)

In the event the first or the last day of an Offering is not a regular business day, then the first day of the Offering shall be deemed to be the next regular business day and the last day of the Offering shall be deemed to be the last preceding regular business day.

(d)

Unless otherwise specified by the Plan Administrator, each Offering to Eligible Employees of each Designated Company shall be deemed a separate Offering, even if the dates and other terms of the applicable period of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering.  To the extent permitted by the U.S. Treasury Regulations promulgated under Code Section 423, the terms of each separate Offering need not be identical, provided that the terms of the Plan and an Offering together satisfy the U.S. Treasury Regulations promulgated under Code Section 423.

5.2	Purchase Periods

(a)

Each Offering shall consist of one or more consecutive purchase periods (each, a “Purchase Period”). The last day of each Purchase Period shall be the Purchase Date for such Purchase Period. A Purchase Period shall commence on June 16 and December 16 of each year and shall end on the next December 15 and June 15, respectively.

(b)

Notwithstanding the foregoing, the Plan Administrator may establish (i) a different term for one or more future Purchase Periods and (ii) different commencing and ending dates for any such Purchase Period.

(c)

In the event the first or last day of a Purchase Period is not a regular business day, then the first day of the Purchase Period shall be deemed to be the next regular business day and the last day of the Purchase Period shall be deemed to be the last preceding regular business day.

5.3	Governmental Approval; Stockholder Approval

Notwithstanding any other provision of the Plan to the contrary, an Option granted pursuant to the Plan shall be subject to (a) obtaining all necessary governmental approvals and qualifications for the Plan and (b) obtaining stockholder approval of the Plan.

SECTION 6. PURCHASE PRICE

The purchase price (the “Purchase Price”) at which Common Stock may be acquired in an Offering pursuant to the exercise of all or any portion of an Option shall be 95% of the Fair Market Value of the Common Stock on the Purchase Date for that Offering, unless the Plan Administrator establishes a higher percentage for a future Offering.

SECTION 7. PARTICIPATION IN THE PLAN

7.1	Initial Participation

An Eligible Employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements and delivering to the Human Resources Department (or other entity approved by the Plan Administrator for this purpose) during the enrollment period established by the Plan Administrator (the “Enrollment Period”) a notice of enrollment, in such form, including electronic, as permitted by the Plan Administrator (the “Subscription”):

(a)	indicating the Eligible Employee’s election to participate in the Plan;

(b)

authorizing payroll deductions to the extent permitted under applicable law and/or stating the amount of Contributions to the Plan expressed as a whole percentage of the Participant’s Eligible Compensation; and

(c)	authorizing the purchase of Common Stock for the Participant in each Purchase Period.

An Eligible Employee who does not deliver a Subscription as provided above during the Enrollment Period shall not participate in the Plan for that Offering or for any subsequent Offering unless such Eligible Employee subsequently enrolls in the Plan by delivering a Subscription during the Enrollment Period for such subsequent Offering. The Company may, from time to time, change the Enrollment Period for a future Offering as deemed advisable by the Plan Administrator, in its sole discretion, for the proper administration of the Plan.

An employee who becomes eligible to participate in the Plan after an Offering has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering, provided that such employee is still an Eligible Employee as of the commencement of any such subsequent Offering. Eligible Employees may not participate in more than one Offering at a time.

7.2	Continued Participation

A Participant who has elected to participate in an Offering shall automatically participate in the next Offering until such time as such Participant withdraws from the Plan pursuant to Section 11.2 or terminates employment as provided in Section 12.

SECTION 8. LIMITATIONS ON RIGHT TO PURCHASE SHARES

8.1	Number of Shares Purchased

(a)

No Participant shall be entitled to purchase Common Stock under the Plan (or any other employee stock purchase plan that is intended to meet the requirements of Code Section 423 sponsored by the Company, a Parent Corporation or a Subsidiary Corporation) at a rate that exceeds $25,000 in Fair Market Value of the Common Stock, determined as of the Offering Date for each Offering (or such other limit as may be imposed by the Code), for each calendar year in which an Option granted to a Participant is outstanding at any time under the Plan (or any other employee stock purchase plan described in this Section 8.1).

(b)

Subject to adjustment from time to time as provided under Section 19.1, no Participant shall be entitled to purchase more than 2,000 shares of Common Stock (or such other number as the Board or the Committee shall specify for a future Offering) under the Plan in any Offering or, if a future Offering has more than one Purchase Period, in any single Purchase Period of that Offering.

8.2	Pro Rata Allocation

In the event the number of shares of Common Stock that might be purchased by all Participants exceeds the number of shares of Common Stock available in the Plan, the Plan Administrator shall make a pro rata allocation of the remaining shares of Common Stock in as uniform a manner as shall be practicable and as the Plan Administrator shall determine to be equitable. Fractional shares may not be issued under the Plan unless the Plan Administrator determines otherwise for a future Offering.

SECTION 9. PAYMENT OF PURCHASE PRICE

9.1	General Rules

Subject to Section 9.11, Common Stock that is acquired pursuant to the exercise of all or any portion of an Option may be paid for only by means of Contributions expressed as a whole percentage of the Participant’s Eligible

Compensation, including payroll deductions to the extent permitted under applicable law. Except as set forth in this Section 9, the amount of compensation to be withheld from a Participant’s Eligible Compensation during each pay period shall be determined by the Participant’s Subscription. Where applicable law prohibits payroll deductions for the purpose of the Plan, the Plan Administrator may permit the Participant to contribute amounts to the Plan through payment by cash, check or other means set forth in the Subscription prior to each Purchase Date of each Offering, provided that payment through means other than payroll deductions shall be permitted only if the Participant has not already had the maximum permitted amount withheld through payroll deductions during the Offering.

9.2	Percent Withheld or Otherwise Contributed

The amount of Contributions, including those through payroll withholding, for each Participant for purchases pursuant to the Plan during any pay period shall be at least 1% but shall not exceed 15% of the Participant’s Eligible Compensation for such pay period (or such other percentage as the Plan Administrator may establish from time to time for a future Offering). Amounts shall be withheld or otherwise contributed in whole percentages only.

9.3	Payroll Deductions

Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday of the Offering unless sooner altered or terminated as provided in the Plan.

9.4	Memorandum Accounts

Individual accounts shall be maintained for each Participant for memorandum purposes only. All Contributions shall be credited to such account but shall be deposited with the general funds of the Company except where applicable law requires that all Contributions to the Plan by Participants be segregated from such general funds and/or deposited with an independent third party for Participants in the Non-423 Component of the Plan. All Contributions received or held by the Company may be used by the Company for any corporate purpose to the extent permitted under applicable law.

9.5	No Interest

No interest shall be paid on payroll deductions received or held by the Company, except as may be required by applicable law, as determined by the Company, for Participants in the Non-423 Component of the Plan.

9.6	Acquisition of Common Stock

On each Purchase Date of an Offering, each Participant shall automatically acquire, pursuant to the exercise of the Participant’s Option, the number of whole and/or fractional shares of Common Stock arrived at by dividing the total amount of the Participant’s accumulated Contributions for the Offering (or Purchase Period for any future Offerings consisting of more than one Purchase Period) by the Purchase Price, unless the Plan Administrator has determined for a future Offering that fractional shares may not be issued under the Plan, in which case the number of shares of Common Stock purchased by the Participant shall not exceed the number of whole shares of Common

Stock so determined; provided, however, that the number of shares of Common Stock purchased by the Participant shall not exceed the number of shares for which Options have been granted to the Participant pursuant to Section 8.1.

9.7	Refund of Excess Amounts

Any cash balance that is not used to purchase shares of Common Stock due to the limitations in Section 8.1 shall be refunded to the Participant as soon as practical after the Purchase Date without the payment of any interest, except as may be required by applicable law, as determined by the Company, for Participants in the Non-423 Component of the Plan. In the event that the Plan Administrator has determined that fractional shares may not be issued under the Plan, any cash balance remaining in the Participant’s account at the termination of a Purchase Period that is not sufficient to purchase a whole share of Common Stock shall be applied to the purchase of Common Stock in the next Purchase Period, provided the Participant participates in the next Purchase Period and the purchase complies with Section 8.1. If the Participant does not participate in the next Purchase Period, such remaining cash balance shall be refunded to the Participant as soon as practical after the Purchase Date without the payment of any interest, except as may be required by applicable law, as determined by the Company, for Participants in the Non-423 Component of the Plan.

9.8	Withholding Obligations

At the time the Option is exercised, in whole or in part, or at the time some or all the Common Stock is disposed of (or at any other time that a taxable event related to the Plan occurs), a Participant shall make adequate provision for U.S. and non-U.S. local, state and federal withholding obligations, if any, of the Company, or the employing Affiliate, Parent Corporation or Subsidiary Corporation, that arise upon exercise of the Option or upon disposition of the Common Stock (or other taxable event). The Company, or the employing Affiliate, Parent Corporation or Subsidiary Corporation, may withhold from the Participant’s compensation or any other amounts due to the Participant the amount necessary to meet such withholding obligations. Further, the Company, or the employing Affiliate, Parent Corporation or Subsidiary Corporation, may satisfy its withholding obligations, if any, through any of the means set forth in the applicable subscription agreement.

9.9	Termination of Participation

No Common Stock shall be purchased on behalf of a Participant on a Purchase Date if his or her participation in a current Offering or the Plan has terminated on or before such Purchase Date or if the Participant has otherwise terminated employment prior to a Purchase Date.

9.10	Procedural Matters

The Company may, from time to time, establish (a) limitations on the frequency and/or number of any permitted changes in the amount withheld during an Offering, as set forth in Section 11.1, (b) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (c) payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, and (d) such other limitations or procedures as deemed advisable by the Company in the Company’s sole discretion that are consistent with the Plan and for the Code Section 423 Component of the Plan, in accordance with the requirements of Code Section 423.

9.11	Leaves of Absence

During leaves of absence approved by the Human Resources Department and meeting the requirements of the applicable treasury regulations promulgated under the Code, a Participant may elect to continue participation in the Plan for a maximum of three months (or any longer period for which the Participant has reemployment rights with the Designated Company as provided for by either statute or agreement by contract or as otherwise necessary to comply with applicable law with respect to Offerings under the Non-423 Component of the Plan) by continuing to make Contributions, or, if the leave is unpaid, by delivering cash payments to the Company on the Participant’s normal paydays equal to the amount of his or her payroll deductions under the Plan had the Participant not taken a leave of absence.

SECTION 10. COMMON STOCK PURCHASED UNDER THE PLAN

10.1	ESPP Broker

If the Plan Administrator designates or approves a stock brokerage or other financial services firm (the “ESPP Broker”) to hold shares purchased under the Plan for the accounts of Participants, the following procedures shall apply. Promptly following each Purchase Date, the number of shares of Common Stock purchased by each Participant shall be deposited into an account established in the Participant’s name with the ESPP Broker. Each Participant shall be the beneficial owner of the Common Stock purchased under the Plan and shall have all rights of beneficial ownership in such Common Stock. A Participant shall be free to undertake a disposition of the shares of Common Stock in his or her account at any time, but, in the absence of such a disposition, the shares of Common Stock purchased under the Code Section 423 Component of the Plan must remain in the Participant’s account at the ESPP Broker until the holding period set forth in Code Section 423 has been satisfied. With respect to shares of Common Stock purchased under the Code Section 423 Component of the Plan for which the holding period set forth above has been satisfied, the Participant may move those shares of Common Stock to another brokerage account of the Participant’s choosing or request that a stock certificate be issued and delivered to him or her. Dividends paid in the form of shares of Common Stock with respect to Common Stock in a Participant’s account shall be credited to such account. A Participant who is not subject to payment of U.S. income taxes may move his or her shares of Common Stock to another brokerage account of his or her choosing or request that a stock certificate be delivered to him or her at any time, without regard to the Code Section 423 holding period.

10.2	Notice of Disposition

By entering the Code Section 423 Component of the Plan, each Participant agrees to promptly give the Company notice of any Common Stock disposed of within the later of one year from the Purchase Date and two years from the Offering Date for such Common Stock, showing the number of such shares disposed of and the Purchase Date and Offering Date for such Common Stock. This notice shall not be required if and so long as the Company has a designated ESPP Broker.

SECTION 11. CHANGES IN WITHHOLDING AMOUNTS AND

VOLUNTARY WITHDRAWAL

11.1	Changes in Withholding Amounts

(a)

Unless the Plan Administrator establishes otherwise for a future Offering, during a Purchase Period, a Participant may elect to reduce payroll contributions to 0% by delivering to the Human Resources Department (or other entity approved by the Plan Administrator for this purpose) an amended Subscription authorizing cessation of payroll deductions. The change in rate shall be effective as of the first pay date that falls at least ten business days after the Participant delivers the amended Subscription (the “Change Notice Date”), unless the Plan Administrator determines otherwise for a future Offering. All payroll deductions accrued by a Participant as of a Change Notice Date shall continue to be applied toward the purchase of Common Stock on the Purchase Date, unless a Participant withdraws from the Plan, pursuant to Section 11.2 below. An amended Subscription shall remain in effect until the Participant changes such Subscription in accordance with the terms of the Plan.

(b)

Unless the Plan Administrator determines otherwise for a future Offering, a Participant may elect to increase or decrease the amount of Contributions, including the amount to be withheld from his or her compensation for future Purchase Periods by delivering to the Human Resources Department (or other entity approved by the Plan Administrator for this purpose) an amended Subscription; provided, however, that notice of such election must be delivered to the Human Resources Department (or other entity approved by the Plan Administrator for this purpose) prior to or during an open Enrollment Period for the next Purchase Period (or by any other time period established by the Plan Administrator for a future Offering) in such form and in accordance with such terms as the Plan Administrator may establish for an Offering. An amended Subscription shall remain in effect until the Participant changes such Subscription in accordance with the terms of the Plan.

(c)

Notwithstanding the foregoing, to the extent necessary to comply with Code Section 423 and Section 8.1(a), a Participant’s payroll deductions shall be decreased to 0% during any Purchase Period if the aggregate of all payroll deductions accumulated for the purchase of shares during such Purchase Period exceeds the limitation set forth in Section 8.1(a). Payroll deductions shall re-commence at the rate provided in the Participant’s Subscription at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless the Participant terminates participation in the Plan as provided in

Section 11.2 or indicates otherwise in an amended Subscription. Also, notwithstanding the foregoing, a Participant’s payroll deductions shall be decreased to 0% at such time that the aggregate of all payroll deductions accumulated with respect to an Offering exceeds the amount necessary to purchase 2,000 shares of Common Stock in such Offering (or such other number as the Board or Committee shall specify for a future Offering). Payroll deductions shall re-commence at the rate provided in such Participant’s Subscription at the beginning of the next Purchase Period, provided the Participant continues to participate in the Plan and such participation complies with Section 8.1.

11.2	Withdrawal From the Plan

A Participant may withdraw from the Plan by completing and delivering to the Human Resources Department (or other entity approved by the Plan Administrator for this purpose) a notice of withdrawal in such form as permitted by the Plan Administrator. Such notice must be delivered at least ten business days prior to the end of the Purchase Period for which such withdrawal is to be effective, or by any other date specified by the Plan Administrator for a future Offering.

11.3	Notice of Withdrawal; Effect of Withdrawal on Prior Purchase Periods; Re-enrollment in the Plan

(a)

The Company may, from time to time, impose a requirement that any notice of withdrawal be on file with the Human Resources Department (or other entity approved by the Plan Administrator for this purpose) for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

(b)	If a Participant withdraws from the Plan after the Purchase Date for a Purchase Period, the withdrawal shall not affect Common Stock acquired by the Participant in any earlier Purchase Periods.

(c)

In the event a Participant voluntarily elects to withdraw from the Plan, the Participant may participate in any subsequent Offering under the Plan by again satisfying the definition of Eligible Employee and re-enrolling in the Plan in accordance with Section 7.

11.4	Transfer of Employment

A Participant who transfers employment from a Designated Company participating in the Code Section 423 Component of the Plan to a Designated Company participating in the Non-423 Component of the Plan shall immediately cease to participate in the Code Section 423 Component of the Plan. However, his or her accumulated Contributions for the Purchase Period in which such transfer occurs shall be transferred to the Non-423 Component of the Plan, and such individual shall immediately join the then current Offering under the Non-423 Component of the Plan upon the same terms and conditions in effect for his or her participation in the Code Section 423 Component of the Plan, except for such modifications as may be required by applicable law. A participating employee who transfers employment from a Designated Company participating in a current Offering under the Code Section 423 Component of the Plan to the Company or any other Designated Company participating in the Code Section 423 Component of the Plan shall remain a participant in the Code Section 423 Component of the Plan until the earlier of (a) the end of the current Offering under the Code Section 423 Component of the Plan or (b) the start date of the first Offering under the Code Section 423 Component of the 423 Plan in which he or she participates following such transfer.

11.5	Return of Payroll Deductions

Upon withdrawal from the Plan pursuant to Section 11.2, the withdrawing Participant’s accumulated payroll deductions that have not been applied to the purchase of Common Stock shall be returned as soon as practical after the withdrawal, without the payment of any interest (except as may be required by applicable law, as determined by the Company, for Participants in the Non-423 Component of the Plan), to the Participant and the Participant’s interest in the Offering shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.

SECTION 12. TERMINATION OF EMPLOYMENT

Termination of a Participant’s employment with the Company or a Designated Company for any reason, including retirement, death or the failure of a Participant to remain an Eligible Employee, shall immediately terminate the Participant’s participation in the Plan. The payroll deductions credited to the Participant’s account since the last Purchase Date shall, as soon as practical, be returned to the Participant or, in the case of a Participant’s death, to the Participant’s legal representative as provided in Section 13.2, and all the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this Section 12, except as may be required by applicable law, as determined by the Company, for Participants in the Non-423 Component of the Plan.

SECTION 13. RESTRICTIONS ON ASSIGNMENT

13.1	Transferability

An Option granted under the Plan shall not be transferable and such Option shall be exercisable during the Participant’s lifetime only by the Participant. The Company will not recognize, and shall be under no duty to recognize, any assignment or purported assignment by a Participant of the Participant’s interest in the Plan, of his or her Option or of any rights under his or her Option.

13.2	Death

In the event of a Participant’s death, any payroll deductions credited to the Participant’s account shall be paid to the Participant's legal representative as set forth in Section 12 and any shares held in the Participant's account at the designated ESPP Broker (as set forth in Section 10.1) will be transferred in accordance with the current rules and processes for death claims established by the ESPP Broker, as may be revised from time to time. Unless otherwise determined by the Plan Administrator, no Participant may designate a beneficiary who is to receive any shares and/or cash, if any, from the Participant’s account under the Plan in the event of the Participant's death.

SECTION 14. NO RIGHTS AS STOCKHOLDER UNTIL SHARES ISSUED

With respect to shares of Common Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company, and he or she shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, the shares of Common Stock have been issued to the Participant following exercise of the Participant’s Option.

SECTION 15. LIMITATIONS ON SALE OF COMMON STOCK PURCHASED UNDER THE PLAN

The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Participant in the conduct of his or her own affairs. A Participant, therefore, may sell Common Stock purchased under the Plan at any time he or she chooses subject to compliance with Company policies and any applicable U.S. and non-U.S., local, state and federal securities laws. A Participant assumes the risk of any market fluctuations in the price of the Common Stock.

SECTION 16. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

(a)

The Board may amend the Plan in such respects as it shall deem advisable; provided, however, that, to the extent required for compliance with Code Section 423 or any applicable law, regulation or stock exchange rule, stockholder approval will be required for any amendment that will (i) increase the total number of shares as to which Options may be granted under the Plan, (ii) modify the class of employees eligible to receive Options, (iii) change the corporation granting Options under the Plan or change the stock available for purchase under the Plan or (iv) otherwise require stockholder approval under any applicable law or regulation; and provided further, that except as provided in this Section 16, no amendment to the Plan shall make any change in any Option previously granted which adversely affects the rights of any Participant.

(b)

The Plan shall continue in effect through June 15, 2020. Notwithstanding the foregoing, the Board may at any time and for any reason suspend or terminate the Plan. During any period of suspension or upon termination of the Plan, no Options shall be granted.

(c)

Except as provided in Section 19, no such termination of the Plan may affect Options previously granted, provided that the Plan or an Offering may be terminated by the Board on a Purchase Date or by the Board setting a new Purchase Date with respect to an Offering and a Purchase Period then in progress if the Board determines that termination of the Plan and/or the Offering is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting rules applicable to the Plan.

SECTION 17. NO RIGHTS AS AN EMPLOYEE

Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Parent Corporation, Subsidiary Corporation or Affiliate or to affect the right of the Company or a Parent Corporation, Subsidiary Corporation or Affiliate to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause.

SECTION 18. EFFECT UPON OTHER PLANS

The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Parent Corporation, Subsidiary Corporation or Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Parent Corporation, Subsidiary Corporation or Affiliate to (a) establish any other forms of incentives or compensation for employees of the Company, a Parent Corporation, Subsidiary Corporation or Affiliate or (b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 19. ADJUSTMENTS

19.1	Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, split-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefore or received in their place, being exchanged for a different number or kind of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock, then (subject to any required action by the Company’s stockholders), the Board or the Committee, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in (i) the maximum number and kind of shares of Common Stock subject to the Plan as set forth in Section 4, (ii) the number and kind of securities that are subject to any outstanding Option and the per share price of such securities and (iii) the maximum number of shares of Common Stock that may be purchased by a Participant in a Purchase Period, or by all Participants in a single Purchase Period. The determination by the Board or the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a merger, asset sale, dissolution or liquidation of the Company shall not be governed by this Section 19.1 but shall be governed by Sections 19.2 and 19.3.

19.2	Dissolution or Liquidation of the Company

In the event of the proposed dissolution or liquidation of the Company, the Offering then in progress shall be shortened by setting a new Purchase Date and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The new Purchase Date shall be a specified date before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each Participant in writing prior to the new Purchase Date that the Purchase Date for the Participant’s Option has been changed to the new Purchase Date and that the Participant’s Option shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 11.

19.3	Company Transaction

In the event of a Company Transaction, each outstanding Option shall be assumed or an equivalent option substituted by the successor company or parent thereof (the “Successor Company”). In the event that the Successor Company refuses to assume or substitute for the Option, any Offering then in progress shall be shortened by setting a new Purchase Date. The new Purchase Date shall be a specified date before the date of the Company Transaction. The Board shall notify each Participant in writing, prior to the new Purchase Date, that the Purchase Date for the Participant’s Option has been changed to the new Purchase Date and that the Participant’s Option shall be exercised automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 11.

19.4	Limitations

The grant of Options shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 20. REGISTRATION; CERTIFICATES FOR SHARES

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under U.S. state and non-U.S. securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with U.S. and non-U.S. local, state and federal securities laws.

To the extent that the Plan or any instrument evidencing shares of Common Stock provides for issuance of stock certificates to reflect the issuance of such shares, the issuance may be affected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

SECTION 21. NOTICES; ELECTRONIC DELIVERY

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

Any reference in the Plan to the Subscription, enrollment forms, authorizations, or any other document in writing shall include any agreement or document delivered electronically, including through the Company’s intranet. The Company may also request any consents or signatures from a Participant related to his or her participation in the Plan by electronic means to the extent permitted under applicable law.

SECTION 22. ELIGIBLE EMPLOYEES IN OTHER COUNTRIES

Without amending the Plan, the Plan Administrator may grant Options or establish other procedures to provide benefits to Eligible Employees of non-U.S. Designated Companies. The Plan Administrator may make such procedures and grants on terms and conditions different from those specified in this Plan, as may, in the judgment of the Plan Administrator, be necessary or desirable to foster and promote achievement of the purposes of the Plan. The Plan Administrator shall have authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable: (a) to comply with provisions of applicable law, regulation or similar requirements to operate the Plan in an advantageous manner in countries or jurisdictions outside the U.S. in which the Company or any Designated Company may operate or have employees; (b) to ensure the viability of Plan benefits for Eligible Employees employed in such countries or jurisdictions; and (c) to meet the objectives of the Plan. Notwithstanding anything to the contrary herein, any such actions taken by the Plan Administrator with respect to Eligible Employees of any non-U.S. Designated Companies may be treated as a subplan outside of an “employee stock purchase plan” as defined under Code Section 423, including the Non-423 Component of the Plan. Such subplans are not subject to the requirements of Code Section 423, nor to Plan provisions that incorporate or otherwise reflect such requirements. Nothing in this Section authorizes the Plan Administrator to increase the total number of shares authorized by the stockholders, to expand the class of eligible participants, or to alter the type of award available under this Plan.

SECTION 23. GOVERNING LAW

The Plan, all Options granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of law.

SECTION 24. EFFECTIVE DATE

The Plan shall become effective on the date it is approved by the Company’s stockholders, so long as such approval is obtained within 12 months of the date on which the Plan was adopted by the Board.